SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): April 25, 1997


                       Saf T Lok Incorporated
     (Exact name of registrant as specified in its charter)


        Florida                1-11968            65-0142837
       (State of             (Commission     (IRS Employer Iden-
    Incorporation)          File Number)       tification No.)




       18245 S.E. Federal Highway, Tequesta, Florida 33469
            (Address of principal executive offices)


Registrant's telephone number, including area code: 561-743-5625

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Item 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

On April 25, 1997 the registratnt issued and sold 115,385 restricted shares of its common stock to a single offshore investor pursuant to Regulation S. The offering was not underwritten; a financial consultant to the registrant introduced the registrant to the investor. The aggregate sum paid in cash for the shares was $150,000, or $1.30 per share. No discounts or commissions were paid in connection with the sale.



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                        S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 30, 1997                   SAF T LOK INCORPORATED


                                   By: // John L Gardner
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                                      John L. Gardner, President